UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2008

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02: Results of Operations and Financial Condition

See the Press Release dated February 5, 2008, furnished as Exhibit 99.1 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the quarter and year ended December 31, 2007.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 30, 2008, it was confirmed that William P. Sovey, a Director, will be retiring from the Board effective at the end of his term, April 30, 2008. Mr. Sovey’s retirement from the Board is not due to any disagreement with management or any other Board member.

(d) On January 30, 2008, John B. Ramil was elected a member of the Board and was appointed to the Finance Committee.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 30, 2008, the Board of Directors of TECO Energy, Inc., approved amendments to Article VII of the Bylaws, effective immediately, to clarify that shares of capital stock may be issued in certificated or uncertificated form, as provided under Florida law, and to make changes regarding the issuance, transfer and registration of shares by TECO Energy, Inc. or its Transfer Agent and/or Registrar.

The foregoing description of the amendments to the bylaws is qualified in its entirety by reference to the full text of the bylaws, as amended, which are attached as Exhibit 3.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

3.1	Bylaws of TECO Energy, Inc., as amended through January 30, 2008

99.1	Press Release dated February 5, 2008 reporting on TECO Energy, Inc.’s financial results for the quarter and year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)